BUSINESS FINANCING MODIFICATION AGREEMENT
(Second Amendment to Amended and Restated Business Financing Agreement)
This Business Financing Modification Agreement is entered into as of April 30, 2019, by and among INUVO, INC. (“Parent”), BABYTOBEE, LLC (“Babytobee”), KOWABUNGA MARKETING, INC. (“Kowabunga”), VERTRO, INC. (“Vertro”), A LOT, INC. (“A LOT”), and NETSEER, INC. (“NetSeer” and together with Parent, Babytobee, Kowabunga, Vertro and A LOT, individually and collectively, jointly and severally, “Borrower”), and WESTERN ALLIANCE BANK, an Arizona corporation (“Lender”).
1.    DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, an Amended and Restated Business Financing Agreement, dated October 11, 2018, by and between Borrower and Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Business Financing Agreement”). Capitalized terms used without definition herein shall have the meanings assigned to them in the Business Financing Agreement.
Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the “Indebtedness” and the Business Financing Agreement and any and all other documents executed by Borrower in favor of Lender shall be referred to as the “Existing Documents.”
2.    DESCRIPTION OF CHANGE IN TERMS.
A.    Modifications to Business Financing Agreement:
i.     The following terms and their respective definitions are added in Section 14.1 of the Business Financing Agreement in alphabetical order as follows:
“ConversionPoint Merger” means that certain merger transaction pursuant to that certain Agreement and Plan of Merger dated as of November 2, 2018, between ConversionPoint Technologies, Inc. and Borrower.
“Unbilled Sublimit Termination Date” the date that is the earlier to occur of (a) May 31, 2019, or (B) the three (3) days after consummation of the ConversionPoint Merger.
ii.     The following terms and their respective definitions set forth in Section 14.1 of the Business Financing Agreement are amended in their entirety and replaced with the following:
“Advance Rate” means (a) with respect to Eligible Receivables, eighty-five percent (85%), or (b) with respect to Eligible Unbilled Receivables, (i) from the Closing Date through the Unbilled Sublimit Termination Date, seventy-five percent (75%), and (ii) from and at all times after the Unbilled Sublimit Termination Date, zero percent (0%), or, in each case, such greater or lesser percentage as Lender may from time to time establish in its sole discretion upon notice to Borrower.
“Eligible Unbilled Receivable Sublimit” means (a) from the Closing Date through the Unbilled Sublimit Termination Date, $2,500,000, and (b) from and at all times after the Unbilled Sublimit Termination Date, $0.
iii.     The following terms set froth in Section 9.1(l) of the Business Financing Agreement is amended in its entirety and replaced with the following:
(l) Change of Control. The holders of the capital ownership of Parent as of the Closing Date cease to own and control, directly and indirectly, at least 51% of the capital ownership of Parent, or Parent ceases to own and control, directly and indirectly, at least 100% of the capital ownership of each other Borrower, provided, however, solely in the event of the ConversionPoint Merger such Change of Control shall be deemed to occur three (3) days after closing.
3.    CONSISTENT CHANGES. The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.
4.    PAYMENT OF FACILITY FEE, AMENDMENT FEE AND EXPENSES. Borrower shall pay Lender (a) the Facility Fee in the amount of $23,529 (the “Facility Fee”), (b) an amendment fee in the amount of $1,000 (the “Amendment Fee”), and (c) all out-of-pocket expenses.
5.    NO DEFENSES OF BORROWER/GENERAL RELEASE. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness. Each Borrower (each, a “Releasing Party”) acknowledges that Lender would not enter into this Business Financing Modification Agreement without Releasing Party’s assurance that it has no claims against Lender or any of Lender’s officers, directors, employees or agents. Except for the obligations arising hereafter under this Business Financing Modification Agreement, each Releasing Party releases Lender, and each of Lender’s and entity’s officers, directors and employees from any known or unknown claims that Releasing Party now has against Lender of any nature, including any claims that Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Business Financing Agreement or the transactions contemplated thereby. Releasing Party waives the provisions of California Civil Code section 1542, which states:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
The provisions, waivers and releases set forth in this section are binding upon each Releasing Party and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Lender and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Business Financing Modification Agreement and the Business Financing Agreement, and/or Lender’s actions to exercise any remedy available under the Business Financing Agreement or otherwise.
6.    CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Documents. Except as expressly modified pursuant to this Business Financing Modification Agreement, the terms of the Existing Documents remain unchanged and in full force and effect. Lender’s agreement to modifications to the existing Indebtedness pursuant to this Business Financing Modification Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Business Financing Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Business Financing Modification Agreement. The terms of this paragraph apply not only to this Business Financing Modification Agreement, but also to any subsequent business financing modification agreements.
7.    CONDITIONS. The effectiveness of this Business Financing Modification Agreement is conditioned upon (a) payment of the Facility Fee, (b) payment of the Amendment Fee and (c) payment of Lender’s legal fees and expenses in connection with the negotiation and preparation of this Business Financing Modification Agreement.
8.    NOTICE OF FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (C) THIS WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.
[Signature Page Follows]
9.    COUNTERSIGNATURE. This Business Financing Modification Agreement shall become effective only when executed by Lender and Borrower.

BORROWER: INUVO, INC. By: /s/ Wallace D. Ruiz Name: Wallace D. Ruiz Title: Chief Financial Officer BABYTOBEE, LLC By: /s/ Wallace D. Ruiz Name: Wallace D. Ruiz Title: Chief Financial Officer	LENDER: WESTERN ALLIANCE BANK, AN ARIZONA CORPORATION By: /s/ Lisa Chang Name: Lisa Chang Title: VP – Relationship Manager
KOWABUNGA MARKETING, INC. By: /s/ Wallace D. Ruiz Name: Wallace D. Ruiz Title: Chief Financial Officer
VERTRO, INC. By: /s/ Wallace D. Ruiz Name: Wallace D. Ruiz Title: Chief Financial Officer
A LOT, INC. By: /s/ Wallace D. Ruiz Name: Wallace D. Ruiz Title: Chief Financial Officer
NETSEER, INC. By: /s/ Wallace D. Ruiz Name: Wallace D. Ruiz Title: Chief Financial Officer

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